EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-69030) of the Handleman Company of our report dated October 26, 2004 relating to the financial statements of the Handleman Company Salary Deferral Plan, which appears in this Form 11-K/A.

PricewaterhouseCoopers LLP

Detroit, Michigan

October 26, 2004